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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant of Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2002 (December 16, 2002)
Date of Report (Date of earliest event reported)

ACCESS ANYTIME BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28893 (Commission File Number)	85-0444597 (IRS Employer Identification No)
5210 Eubank Blvd, NE Albuquerque, New Mexico 87111 (Address of principal executive offices)

(505) 299-0900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

        On December 16, 2002, the Board of Directors of FirstBank appointed Don K. Padgett to serve as President and Chief Executive Officer of FirstBank. Mr. Padgett will continue to serve as Senior Credit Officer of FirstBank and President of Access Anytime BanCorp, Inc. The Board of FirstBank appointed Ken Huey, Jr., the current President and Chief Executive Officer of FirstBank, to serve as Executive Vice President of FirstBank and Chief Administration Officer of Access Anytime BanCorp, Inc. Mr. Huey will continue to serve as Chief Financial Officer of Access Anytime BanCorp, Inc. The change is effective as of January 1, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS ANYTIME BANCORP, INC.
DATE: December 18, 2002
	By:	/s/ NORMAN R. CORZINE Norman R. Corzine, Chairman of the Board and Chief Executive Officer (Duly Authorized Representative)

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Item 5. Other Events and Regulation FD Disclosure
SIGNATURES